UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 2, 2015

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Executive Officer

On March 2, 2015, Kevin McArdle notified Histogenics Corporation (the “Company”) of his resignation as the Company’s Chief Financial Officer, Treasurer, Secretary and all other corporate positions with the Company. Mr. McArdle’s resignation will become effective as of March 31, 2015. Mr. McArdle also resigned as a director of the Company’s wholly-owned subsidiaries, Histogenics Limited and ProChon Biotech Ltd. and as the treasurer and secretary of the Company’s wholly-owned subsidiary, Histogenics Securities Corporation, effective March 31, 2015. Mr. McArdle resigned to pursue other business opportunities and not due to any disagreement with the Company’s operations, financials, policies or procedures.

The Company has commenced a comprehensive search for a new Chief Financial Officer with a leading executive search firm. Mr. McArdle intends to work with the Company’s management team and board of directors to jointly design a transition plan. In the event the Company has not hired a new Chief Financial Officer by March 31, 2015, the Company will appoint a qualified interim Chief Financial Officer with primary responsibility for operational finance functions following Mr. McArdle’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: March 6, 2015	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer